[PARAGON LOGO]                                                              NEWS
              ------------------------------------------------------------------


FOR:             PARAGON TECHNOLOGIES, INC.

CONTACTS:        Joel Hoffner, President and CEO
                 610-252-3205
                 610-252-3102 (Fax)
                 www.ptgamex.com


                  PARAGON TECHNOLOGIES REPORTS PROFITABLE 2005
                       FOURTH QUARTER AND YEAR-END RESULTS
                                    - - - - -

EASTON, PA -- March 14, 2006 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today results for the fourth quarter and year ended December 31, 2005.

Sales for the fourth quarter of 2005 rose 57% to approximately $5.0 million when compared to sales of approximately $3.2 million in the fourth quarter of 2004. During the fourth quarter of 2005, the Company's continuing operations received orders totaling approximately $2.2 million, and finished the year with a backlog of orders of approximately $6.9 million, a 25% increase over the $5.5 million backlog of orders at the end of 2004.

For the year ended December 31, 2005, the Company's continuing operations booked orders totaling approximately $18.1 million, a 37% increase when compared to the $13.2 million of orders received during the year ended December 31, 2004. Sales for the year ended December 31, 2005 rose 43% to $16.7 million when compared to sales of $11.7 million for the year ended December 31, 2004.

On August 5, 2005 the Company completed the sale of substantially all of the assets and liabilities of Ermanco and received cash consideration of $21,508,000, net of transaction costs and the working capital and the accounts receivable adjustments in connection with the sale of the assets and liabilities of Ermanco, thereby resulting in a pre-tax loss on the sale of approximately $964,000 as recorded in Income (Loss) from Discontinued Operations for the year ended December 31, 2005. Net income for the year ended December 31, 2005 includes the impact of Ermanco from January 1, 2005 through the August 5, 2005 closing date of the sale of Ermanco, while net income for the year ended December 31, 2004 includes the impact of Ermanco for the entire year.

Net income for the fourth quarter of 2005 was $154,000 or $.04 basic earnings per share, compared to net income of $538,000 or $.13 basic earnings per share in the fourth quarter of 2004. Net income for the fourth quarter of 2004 was favorably impacted by $632,000 from Ermanco.

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We Build Productivity                                          [SI SYSTEMS LOGO]
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 PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                        o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
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[PARAGON LOGO]                                                            Page 2
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Income from continuing operations for the fourth quarter of 2005 was $193,000 or
$.05 basic earnings per share, compared to a loss from continuing operations of $94,000 or $.02 basic loss per share in the fourth quarter of 2004. The increase in income from continuing operations for the fourth quarter of 2005 was primarily due to an increase during the fourth quarter of 2005 in sales and gross profit of $1,798,000 and $379,000, respectively, and an increase of $134,000 in interest income attributable to the higher level of funds available for investment as a result of the cash proceeds from the sale of substantially all of the assets and liabilities of Ermanco. The increase in sales was associated with a larger backlog of orders entering the fourth quarter of 2005 when compared to the backlog of orders entering the fourth quarter of 2004 along with progress made on contracts received prior to the start of the fourth quarter of 2005 in accordance with contract completion requirements. Earnings before interest expense, income taxes, depreciation and amortization expense ("EBITDA") from continuing operations for the fourth quarter of 2005 was $301,000 compared to a loss of $127,000 for the fourth quarter of 2004.

Net income for the year ended December 31, 2005 was $1,198,000 or $.29 basic earnings per share, compared to net income of $1,473,000 or $.34 basic earnings per share for the year ended December 31, 2004. Unfavorably impacting net income for the year ended December 31, 2005 by $617,000 was the after-tax loss on the sale of substantially all of the assets and liabilities of Ermanco which primarily represented transaction costs associated with professional fees.

Income from continuing operations for the year ended December 31, 2005 was $208,000 or $.05 basic earnings per share, compared to a loss from continuing operations of $165,000 or $.04 basic loss per share for the year ended December 31, 2004. The increase in income from continuing operations for the year ended December 31, 2005 was primarily due to an increase during 2005 in sales and gross profit of $4,974,000 and $649,000, respectively, and an increase of $248,000 in interest income attributable to the higher level of funds available for investment as a result of the cash proceeds from the sale of substantially all of the assets and liabilities of Ermanco. The increase in sales was associated with a larger backlog of orders entering fiscal 2005 when compared to the backlog of orders entering fiscal 2004 along with progress made on contracts received prior to the start of the year and during 2005 in accordance with contract completion requirements. Partially offsetting the favorable impact of the aforementioned increase in sales and gross profit on sales and interest income was an increase of $486,000 in selling, general and administrative expenses, primarily attributable to the addition of resources aimed at expanding the customer base and an increase in salaries and fringe benefits, an increase in expenses related to the Company's enhanced revenue performance, and expenses associated with professional fees and consulting expenses. Earnings before interest expense, income taxes, depreciation and amortization expense ("EBITDA") from continuing operations for the year ended December 31, 2005 was $392,000 compared to a loss of $163,000 for the year ended December 31, 2004.

The Company ended the year with a strong balance sheet. As of December 31, 2005, the current ratio remains strong at 4.15, while working capital approximates $16.8 million.

Cash expenditures for stock repurchases during the three and twelve months ended December 31, 2005 were approximately $4.1 million and $8.1 million, respectively. As of December 31, 2005, approximately $1.6 million remained available for repurchases under the stock repurchase program.


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[PARAGON LOGO]                                                            Page 3
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Joel Hoffner, Paragon's President and Chief Executive Officer, commented, "The results for the fourth quarter of 2005 mark the eighth consecutive quarter of profitability for Paragon. We are extremely proud to be reporting an increase in sales and income from continuing operations as well as a strong Balance Sheet. Our quoting activity remains brisk with quite a few new potential customers showing interest in our products and services. We continue to make investments in sales, sales support, and marketing as we target integrated systems for active sectors of the material handling industry particularly health and beauty aids, entertainment products, and vehicle, appliance and munitions assembly applications. We have increased our client base in both quantity and diversity of industries. As previously announced, we have made key personnel additions to jump-start our growth strategy that builds upon our experience, process knowledge, software products, and systems integration capability. The result is a highly focused, dedicated, and energized sales organization, supported by an experienced team of project execution professionals."

The Company is currently exploring various business strategies designed to enhance the value of the Company's assets for its stockholders. The Company is continuing to evaluate and actively explore a range of possible options, including transactions intended to maximize stockholder value, and consideration of the acquisition of complementary assets and/or businesses.

The Company will host a conference call to discuss these results on Tuesday, March 14, 2006 at 11:00 a.m. ET. To participate in the call, please dial 800-895-1713 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.
                             ---------------

Paragon's SI Systems' Order Fulfillment and Production & Assembly technologies drive productivity at Fortune 1000 companies and the United States Government.

About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications in warehouse and distribution centers. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Honda, CVS Pharmacy, Maybelline, and Walgreens.

                                      * * *

-------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004 and the most recent quarterly report on Form 10-Q for the quarter ended September 30, 2005.

     This press release and prior releases are available at www.ptgamex.com.
                                                            ---------------

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[PARAGON LOGO]                                                            Page 4
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                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                    (In Thousands, Except Ratio Information)

-----------------------------------------------------------------------------------------------------------
                                                       December 31, 2005               December 31, 2004
-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents..................               $      687                           1,702
Short-term investments.....................                   16,710                           1,900
                                                    ------------------------          ---------------------
   Total cash and cash equivalents
     and short-term investments............               $   17,397                           3,602
                                                    ------------------------          ---------------------

Trade receivables..........................               $    2,029                           1,636

Inventories................................               $      344                             352

Current assets.............................               $   22,134                          14,249
Current liabilities........................                    5,337                           7,355
                                                    ------------------------          ---------------------
   Working capital.........................               $   16,797                           6,894
                                                    ------------------------          ---------------------

Current ratio..............................                     4.15                            1.94

Total assets...............................               $   22,596                          33,424

Total stockholders' equity.................               $   17,066                          23,308
-----------------------------------------------------------------------------------------------------------

                           Paragon Technologies, Inc.
                      Consolidated Statements of Operations
                             Selected Financial Data
                  (In Thousands, Except Per Share Information)
                         Fourth Quarter Ended Year Ended
-----------------------------------------------------------------------------------------------------------
                                                  December 31,                      December 31,
                                         ------------------------------    ------------------------------
                                             2005             2004             2005             2004
                                         -------------    -------------    -------------    -------------
Net sales...........................      $   4,980           3,182           16,676           11,702
                                         =============    =============    =============    =============

Income (loss) from continuing
operations before income taxes......      $     277            (155)             301             (271)
Income tax expense (benefit)........             84             (61)              93             (106)
                                         -------------    -------------    -------------    -------------
Income (loss) from
continuing operations...............            193             (94)             208             (165)
Income (loss) from discontinued
operations, net of income taxes.....            (39)            632              990            1,638
                                         -------------    -------------    -------------    -------------
Net income..........................      $     154             538            1,198            1,473
                                         =============    =============    =============    =============

Basic earnings (loss) per share:
Income (loss) from
continuing operations...............      $     .05            (.02)             .05             (.04)
Income (loss) from
discontinued operations.............           (.01)            .15              .24              .38
                                         -------------    -------------    -------------    -------------
Net income..........................      $     .04             .13              .29              .34
                                         =============    =============    =============    =============

Diluted earnings (loss) per
share:
Income (loss) from
continuing operations...............      $     .05            (.02)             .05             (.04)
Income (loss) from
discontinued operations.............           (.01)            .14              .24              .38
                                         -------------    -------------    -------------    -------------
Net income..........................      $     .04             .12              .29              .34
                                         =============    =============    =============    =============
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
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[PARAGON LOGO]                                                            Page 5
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
                           Paragon Technologies, Inc.
                       Supplemental Financial Information
          Reconciliation of Income (Loss) From Continuing Operations to
                        EBITDA From Continuing Operations
                                 (In Thousands)
-----------------------------------------------------------------------------------------------------------
                                               Fourth Quarter Ended                   Year Ended,
                                                   December 31,                       December 31,
                                          ------------------------------    ------------------------------
                                               2005             2004             2005             2004
                                          -------------    -------------    -------------    -------------
Income (loss) from continuing
operations...........................       $    193             (94)             208             (165)
Add:   Income tax expense
(benefit)............................             84             (61)              93             (106)
                                          -------------    -------------    -------------    -------------
Income (loss) from continuing
operations before income taxes.......            277            (155)             301             (271)
Add:   Interest expense..............              -               4                1                4
Add:   Depreciation and
       amortization expense..........             24              24               90              104
                                          -------------    -------------    -------------    -------------
EBITDA from continuing
operations...........................       $    301            (127)             392             (163)
                                          =============    =============    =============    =============
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